Exhibit 3.39

RESTATED CERTIFICATE OF INCORPORATION

I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that duplicate originals of Restated Articles of Incorporation of

WESTERN ENERGY COMPANY

and Statement thereon duly executed Pursuant to the provisions of Section 15-2258 of the Revised Codes of Montana, 1947, have been received in my office and found to conform to law.

N0W, THEREFORE, I, FRANK MURRAY, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Restated Certificate of Incorporation of

WESTERN ENERGY COMPANY

and attach hereto a duplicate original of the Restated Articles of Incorporation and the Statement thereon.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this 25th day of June, A.D. 1969.

FRANK MURRAY

Secretary of State

By: Gail M. DeWalt Chief Deputy

ENT 1489

RESTATED ARTICLES OF INCORPORATION OF

152621

STATE OF MONTANA

FILED

JUN 25 1969

WESTERN ENERGY COMPANY

Pursuant to the provisions of Section 58 of

the Montana Deputy

Business Corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation:

ARTICLE I.

The name of the corporation is: “WESTERN ENERGY COMPANY.”

ARTICLE II.

The purposes and objects for which the corporation is formed are:

To establish, acquire, engage in, conduct, transact and

carry on the business of mining, exploring for, producing, processing, transporting, developing, converting into other products and by-products, coal and coal by-products;

To purchase, sell, convey, assign, lease, rent, develop, exchange, use, mortgage, pledge, hypothecate, and deal in coal, coal by-products, coal mining leases, coal mines, coal mining rights, coal properties and all rights and interests of all kinds whatsoever in coal, coal by-products, coal mines and coal properties;

To establish, acquire, engage in, conduct, transact and carry on the business of producing, purchasing, transporting, storing, treating, processing, selling and distributing natural gas, oil, petroleum and all products and by-products which are or may be produced, processed or manufactured therefrom in whole or in part;

To purchase, produce, acquire, explore for, drill for, mine, store, use, process, treat, manufacture, refine, transport, transmit, sell, supply, distribute, exchange, deal in and dispose of coal, petroleum, gas, butane, propane, oil, sulphur, salt and other minerals and mineral substances in any form or of any kind whatsoever and all products and by-products which are or may be produced, processed or manufactured therefrom in whole or in part;

To purchase, lease, rent, or otherwise acquire, hold, own, use, develop, exchange, lease, sell or otherwise dispose of lands, interests in lands, easements, coal rights, oil rights, gas rights, other mineral rights, royalties and water rights, of every kind and description and wheresoever situated; to subdivide and plat tracts of land, dedicate streets and ways, and sell, lease, rent and dispose of lots and parcels of land;

To purchase, lease, rent, construct, install or otherwise acquire, hold, own, maintain, operate, use, develop, sell, exchange, lease, rent or otherwise dispose of mines, wells, plants, railroads, tramways, tanks, pipe lines, conduits, structures, buildings, houses, equipment, machinery apparatus, devices, appliances and systems, of any and every kind.

To purchase, lease or otherwise acquire, own, hold, use, develop, deal in, sell, assign, convey or otherwise dispose of patents, patent rights, copyrights, trade marks or names and licenses for any and all kinds of inventions, devices, improvements, appliances, products, processes or methods;

To purchase, produce, acquire, transmit, distribute, supply and sell coal, coal gas, coal by-products, natural gas, manufactured

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gas, artificial gas or a mixture of gases for light, heat, power and other purposes;

To transact any mercantile, commercial, industrial, manufacturing, mining, coal, oil, gas, mechanical or chemical business in any state or territory of the United States or in any foreign country;

To make, enter into and carry out any arrangements, agreements or contracts with any domestic or foreign governmental, municipal or public authority or with any domestic or foreign corporation, association, individual, firm or agency and to obtain therefrom, or otherwise to acquire, any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; to hold, own, exercise, use, dispose of and realize upon the same and to undertake, prosecute, transact and maintain any business dependent thereon; and to promote, cause to be formed and aid in any way any corporation, association, partnership, syndicate or entity for any such purposes;

To acquire by purchase, subscription or otherwise and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of, alone or in syndicate or otherwise in conjunction with others, real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporations, association, syndicates or trust estates, domestic or foreign, or of any firm or individual, or of the United States or of any state, territory or dependency of the United States, or of any foreign country, or of any municipality or local authority within or without the United States, and also to issue in exchange therefor shares, bonds or other securities or evidences of indebtedness of this corporation, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting power thereon;

To borrow or raise moneys for any of the purposes of the corporation and to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests and franchises, including any or all shares of stocks, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness at any time owned by it;

To purchase or otherwise acquire its own shares and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations or associations upon such terms and conditions as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders;

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To have and to exercise all the powers conferred by the laws of the State of Montana upon private business corporations and to do each and everything necessary or proper for the accomplishment of any purpose, or the attainment of any one or more of the objects and purposes herein enumerated or which shall at any time appear conducive to or expedient for the benefit of this corporation;

The objects, purposes and powers specified in each of the clauses of this Article II shall be regarded as independent objects, purposes and powers and shall carry the rights and privileges specifically set out and all other lawful rights and privileges incidental to or advantageous in the exercise of or accomplishment of each and all of said objects, purposes and powers and each of the clauses of this Article II shall be in no wise restricted by reference to or inference from any other clause.

ARTICLE III.

Unless and until changed in the manner provided by law, the address of the registered office of the Corporation in the State of Montana is 40 East Broadway, Butte, and the name of its registered agent at such address is C. J. Gilder.

ARTICLE IV.

The period of duration of this Corporation shall be perpetual.

ARTICLE V.

The number of directors of this Corporation shall be fixed by the bylaws, but shall not be less than three. In the absence

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of a bylaw fixing the number of directors, the number of directors shall be eight (8).

ARTICLE VI.

The aggregate number of shares which the corporation has authority to issue is 100,000 shares without nominal or par value, consisting of 100,000 common shares. All or any part of said common shares without nominal or par value may be issued and sold by the corporation, from time to time, for such consideration as from time to time may be fixed by the Board of Directors. Each share shall be entitled to one (1) vote at stockholders’ meetings.

Bonds, debentures or other obligations of the corporation convertible into shares of any class or bearing warrants or other evidences of optional rights to purchase and/or subscribe to shares of any class may be issued upon such terms, in such manner and under such conditions as may be fixed by resolution of the Board of Directors prior to the issue thereof.

No holder of shares shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever or of securities convertible into stock of any class whatsoever whether now or hereafter authorized, whether issued for cash or for a consideration other than cash.

ARTICLE VII.

In addition to dividends otherwise allowed to be paid by law, dividends may also be declared and paid in cash out of depletion reserves, if any, to the extent and in the manner provided by law.

ARTICLE VIII.

The amount of the stated capital of this corporation at the time of adoption of these Restated Articles of Incorporation is $1,107,470.

ARTICLE IX.

These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore and hereby amended, and supersede the original articles of incorporation and all amendments thereto.

DATED June 23 , 1969.

WESTERN ENERGY COMPANY

By

President

and Secretary

STATE OF MONTANA

County of Silver Bow ss. (((

I, Clare Hill, a Notary Public, do hereby certify that on this 23rd day of June , 1969, personally appeared before me D. J. McCaig, who, being by me first duly sworn, declared that he is the Secretary of WESTERN ENERGY COMPANY, that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

(SEAL)

Notary Pubilc for the State of Montana

Residing at Butte, Montana.

My Commission expires June 26, 1970

CERTIFICATE OF ADOPTION OF RESTATED ARTICLES OF INCORPORATION OF

WESTERN ENERGY COMPANY

Pursuant to Section 58 of the Montana Business Corporation Act, the undersigned corporation hereby makes the following statement

FIRST: The name of the corporation is WESTERN ENERGY COMPANY.

SECOND: The annexed Restated Articles of Incorporation of

WESTERN ENERGY COMPANY were adopted by the shareholders on

June 18, 1969.

THIRD: The number of shares outstanding, and the number of shares of each class entitled to vote thereon was:

Class No. of Shares

Common 11,090

FOURTH: The number of shares voted for and against the

Restated Articles of Incorporation was:

Class and Series

No. Voted for Restated Articles of Incorporation

No. Voted Against Restated Articles of Incorporation

Common 11,090 0

FIFTH: The Restated Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares.

SIXTH: The Restated Articles of Incorporation do not effect a change in the amount of stated capital.

DATED June 23, 1969.

WESTERN ENERGY COMPANY

By President

and Secretary

STATE OF MONTANA

County of Silver Bow

ss.

I, Clare Hill, a Notary Public, do hereby

certify that on this

23rd

day of

June, 1969,

personally appeared before me D · J · McCaig, who, being by me first duly sworn, declared that he is the

Secretary of HESTERN ENERGY COMPANY, that he signed

the foregoing document as secretary of the Corporation,

and that the statements therein contained are true.

(SEAL)

Notary Public for the State of Montana

Residing at Butte, Montana.

My Commission expires June 26, 1970

152621

STATE OF MONTANA

FILED

JUN 25 1969

FRANK MURRAY

SECRETARY OF STATE

By

Deputy